EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 (for the registration of 4,500,000 shares of common stock) of OCZ Technology Group, Inc. of our report dated May 13, 2011 on the consolidated financial statements for the years ended February 28, 2011 and 2010, appearing in the Annual Report on Amendment No. 1 to Form 10-K/A of OCZ Technology Group, Inc. for the year ended February 28, 2011.

 /S/ CROWE HORWATH LLP

Sherman Oaks, California

October 14, 2011